CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-294961) of Nuveen California Municipal Income Fund (formerly Nuveen California Municipal Value Fund) of our report dated October 29, 2026, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 6, 2026